UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2009

AVISTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1875 S. Grant Street, 10th Floor
San Mateo, California 94402
(Address of principal executive offices, including zip code)

(650) 525-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Simon Moss

On July 8, 2009, Simon Moss resigned voluntarily from all positions he held with Avistar Communications Corporation, including his positions as Chief Executive Officer and a member of the Company’s Board of Directors.  In connection with his resignation and in recognition of his contributions to the Company, the Company entered into a Separation Agreement and Release with Mr. Moss on July 8, 2009.  This agreement provides as follows:

•
The Company will pay Mr. Moss a total of Two Hundred Seventy Thousand Dollars ($270,000.00), at the rate of Twenty-Two Thousand Five Hundred Dollars ($22,500.00) per month, less applicable withholding, for twelve (12) months from the first regular payroll date following the expiration of the Consulting Period described below.

•
The Company will reimburse Mr. Moss for COBRA coverage for a period of thirteen (13) months and for payments for a $50,000 life insurance policy, up to a maximum of $100.00 per month, for a period of twelve (12) months.

•	The Company will pay Executive a bonus in the amount of Sixty Thousand Dollars ($60,000.00), less applicable withholding, within ten (10) business days.
•
With respect to all shares subject to options under the Stock Agreements that are vested as of July 8, 2009, Mr. Moss will be entitled to exercise such shares for a period of twelve (12) months from July 8, 2009.

•
Transitional Services.  For one month starting on July 8, 2009, Mr. Moss will make himself reasonably available to serve as a Consultant to the Company.  During this period, Mr. Moss will assist in the orderly transition of his employment, including the transition of client relationships, and otherwise assist the Company as requested by the Chairman of the Board or other designated officer or board member.  As consideration for the consulting services, the Company will pay Mr. Moss a lump sum equivalent to one (1) month of base salary, for a total of Twenty-Two Thousand Five Hundred Dollars ($22,500.00).

•
Further Transitional Services.  For a period not to exceed two (2) months following the expiration of the consulting period, Mr. Moss may provide further transition assistance to the Company, as needed.

•	Mutual Release. Subject to certain exceptions, the Company and Mr. Moss agreed to release any claims they may have against each other arising on or prior to the date of the agreement.

Appointment of Robert F. Kirk

On July 9, 2009, the Board of Directors of the Company appointed Mr. Robert Kirk as President of the Company effective July 14, 2009.

Mr. Kirk most recently served as Chief Executive Officer of ChoicePay, Inc., a payment services company, from August 2008 to its sale to Tier Technologies, Inc. in January 2009.  Mr. Kirk served as Chief Executive Officer of VICOR, Inc., a provider of image-enabled receivables processing and management solutions company, from August 2005 to its sale to Metavante Corporation in August 2007. Prior to his appointment as Chief Executive Officer of VICOR, Inc., in August 2005, Mr. Kirk served continuously in various management positions at VICOR, Inc. beginning in January 1999.  Mr. Kirk holds a Master's and Bachelor's degree in Business Administration from West Virginia University.

On July 14, 2009, the Company and Mr. Kirk entered into an Employment Agreement that provided for the following compensation to Mr. Kirk:

•
Base Salary.  The Company will pay Mr. Kirk a base salary at the annualized rate of $270,000.00 or such other rate not below $270,000.00 as the Compensation Committee of the Board may determine from time to time.

•
Stock Options.  Mr. Kirk will be granted an option to purchase 1,500,000 shares of the Company’s Common Stock, at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant as determined by the Company’s Board of Directors.  The option will vest over a four (4) year period subject to Mr. Kirk’s continued service with the Company.

•	Mr. Kirk will be eligible to participate in the Company’s annual incentive option program pursuant to such terms and conditions as determined by the Compensation Committee in its sole discretion.
•
Bonus.  For each fiscal year of the Company, Mr. Kirk will be eligible to receive an annual bonus based upon the achievement of performance criteria specified by the Compensation Committee.  For the second half of fiscal 2009, the maximum amount of the bonus will be $80,000 and will be based on the Bonus in place for the CEO position.  This plan pays a Bonus for proportionate attainment of revenue, profit, and cash goals beyond a threshold.  Within the first month of employment, Mr. Kirk and the Compensation Committee of the Board will settle on a revised formula.

•	Employee Benefits. Mr. Kirk will be entitled to participate in the employee benefit plans maintained by the Company of general applicability to other senior executives of the Company.
•
Expenses.  The Company will reimburse Mr. Kirk for reasonable travel, entertainment or other expenses incurred by Mr. Kirk in the furtherance of or in connection with the performance of Mr. Kirk’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

•	Severance.
o
Involuntary Termination.  If prior to a change of control, Mr. Kirk’s employment with the Company terminates (excluding a termination based on Mr. Kirk’s death or disability) other than voluntarily or for cause, and Mr. Kirk signs and does not revoke a release of claims with the Company, then Mr. Kirk shall be entitled to receive: (i) continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his base salary rate, as then in effect, for a period of six (6) months from the date of such termination of employment, to be paid periodically in accordance with the Company’s normal payroll policies; (ii) all shares of common stock subject to the option which have vested as of the date of Mr. Kirk’s termination of employment shall be exercisable for a period of six (6) months following the date of such termination, (iii) reimbursement for the cost of continued health plan coverage for the Mr. Kirk and his dependents for a period of six (6) months from the date of such termination of employment; and (iv) the portion of the projected bonus for the fiscal year in which such termination of employment occurs accrued up to the date of termination as determined by the Compensation Committee in its sole discretion.

Mr. Kirk is expected to be appointed to the Board of Directors of the Company on July 15, 2009 by vote of the Board of Directors of the Company to fill the vacancy created by Mr. Moss’ departure.

Copies of the Separation and Release Agreement dated July 8, 2009 between the Company and Mr. Moss and the Employment Agreement dated July 14, 2009 between the Company and Mr. Kirk will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2009.

Item 7.01.  Regulation FD Disclosure.

On July 14, 2009, Avistar issued a press release discussing the changes described above.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated July 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger Chief Financial Officer

Date:  July 14, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated July 14, 2009